Exhibit 99.1
Alkermes Contacts:
For Investors: Rebecca Peterson, (617) 583-6378
For Media: Jennifer Snyder, (617) 583-6166
ALKERMES ANNOUNCES SECOND QUARTER FISCAL 2009 RESULTS
— Profitable Quarter Driven By Revenues From RISPERDAL ® CONSTA® —
— Strengthened Financial Position, Retiring $60 Million in Debt and Repurchasing
Common Stock; Holds $425 Million in Cash and Investments —
Cambridge, MA, November 6, 2008 — Alkermes, Inc. (NASDAQ: ALKS) today announced financial results for its second quarter of fiscal 2009. Financial highlights for the quarter ended September 30, 2008 include:
•	A profitable quarter on a GAAP basis, with net income of $1.7 million.

•	Quarterly revenues of $47.3 million. Worldwide sales of RISPERDAL® CONSTA® by Janssen, Division of Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Janssen—Cilag (Janssen) were approximately $338 million, an increase of 15% compared to the same period in 2007. Sales of RISPERDAL CONSTA were $681 million for the first six months of fiscal 2009.

•	A strong financial position, with cash and total investments of $425.8 million.

•	The repurchase of a principal amount of $60 million of its non-recourse RISPERDAL CONSTA secured 7% notes for $57.7 million.

•	The business generated $10.7 million in cash and investments, excluding debt and share repurchases.
“Our solid financial performance and our ability to generate cash from operations demonstrate the success of our business. With two commercial products and more than $425 million in cash and investments, Alkermes is in a unique position among its biotechnology peers,” stated James Frates, chief financial officer of Alkermes. “Alkermes is focused on being profitable and cash flow positive on an operating basis for the fiscal year.”

Key operating results for the quarter ended September 30, 2008 include the following:
•	Net income was $1.7 million or a basic and diluted earnings per share of $0.02, including $3.8 million in share-based compensation expense, compared to a net income of $7.7 million or a basic earnings per share of $0.08 and a diluted earnings per share of $0.07, which included $4.5 million in share-based compensation expense, for the same period in 2007.

•	Pro forma net income was $5.5 million or a basic and diluted earnings per share of $0.06, compared to a net income of $11.0 million or a basic and diluted earnings per share of $0.11 for the same period in 2007.
Alkermes is providing pro forma results as a complement to GAAP results. The pro forma net income excludes certain noncash or nonrecurring items, and Alkermes’ management believes these pro forma measures help to indicate underlying trends in the company’s ongoing operations. The reconciliation between pro forma and reported diluted earnings per share for the second quarters of fiscal 2009 and 2008 is provided in the following table:

		Share-Based
	Pro Forma Diluted	Compensation	Net Change in Fair	Reported GAAP
	Earnings	Expense	Value of Warrants	Diluted Earnings
Q2 FY 2009	$0.06	($0.04)	$—	$0.02
Q2 FY 2008	$0.11	($0.04)	$0.01	$0.07
Amounts may not sum due to rounding.
The following financial results are reported on a GAAP basis and include share-based compensation expense:
Revenues
•	Total revenues for the quarter ended September 30, 2008 were $47.3 million, compared to $58.6 million for the same period in 2007.

•	Manufacturing revenues for the quarter ended September 30, 2008 were $33.0 million compared to $24.1 million for the same period in 2007, an increase of 37% year over year. Manufacturing revenues for the quarter ended September 30, 2008 consisted of $30.7 million for RISPERDAL CONSTA and $2.3 million for VIVITROL®, compared to

$22.9 million for RISPERDAL CONSTA and $1.2 million for VIVITROL for the same period in 2007.

•	Royalty revenues for the quarter ended September 30, 2008 were $8.4 million compared to $7.3 million for the same period in 2007, an increase of 15% year over year. Royalty revenues for the quarter ended September 30, 2008 were based on RISPERDAL CONSTA sales of $337.5 million compared to RISPERDAL CONSTA sales of $293.6 million for the same period in 2007.

•	Research and development (R&D) revenue under collaborative arrangements for the quarter ended September 30, 2008 was $5.3 million, compared to $21.2 million for the same period in 2007.

•	Net collaborative profit for the quarter ended September 30, 2008 was $0.6 million, compared to $5.9 million for the same period in 2007. Gross sales of VIVITROL by Cephalon, Inc. (Cephalon) during the quarter were $4.7 million, compared to $4.7 million for the same period in 2007.
Costs and Expenses
•	Cost of goods manufactured for the quarter ended September 30, 2008 was $12.1 million, of which $8.1 million related to RISPERDAL CONSTA and $4.0 million related to VIVITROL, compared to $9.2 million for the same period in 2007, of which $8.1 million related to RISPERDAL CONSTA and $1.1 million related to VIVITROL.

•	R&D expenses for the quarter ended September 30, 2008 were $19.7 million, compared to $28.3 million for the same period in 2007.

•	SG&A expenses for the quarter ended September 30, 2008 were $11.7 million, compared to $14.5 million for the same period in 2007.

•	Share-based compensation expense (included in the expenses above) for the quarter ended September 30, 2008 was $3.8 million, of which $0.4 million related to cost of goods manufactured, $1.3 million related to R&D expenses and $2.1 million related to SG&A expenses. Share-based compensation expense for the quarter ended September 30, 2007 was $4.5 million, of which $0.3 million related to cost of goods manufactured, $1.8 million related to R&D expenses and $2.4 million related to SG&A expenses.

•	Interest income for the quarter ended September 30, 2008 was $2.7 million, compared to $4.2 million for the same period in 2007. Interest expense for the quarter ended

September 30, 2008 was $4.2 million, compared to $4.1 million for the same period in 2007.

•	Income tax benefit for the quarter ended September 30, 2008 was $0.1 million, compared to an income tax expense of $0.2 million for the same period in 2007.
At September 30, 2008, Alkermes had cash and total investments of $425.8 million, compared to $473.3 million at June 30, 2008. During the quarter, Alkermes purchased $60 million principal of its non-recourse RISPERDAL CONSTA secured 7% notes for $57.7 million. Under its ongoing share repurchase program, Alkermes repurchased 38,700 shares of its common stock for $0.5 million. Excluding these transactions, Alkermes generated $10.7 million of cash during the quarter.
Financial Expectations
The following outlines Alkermes’ financial expectations for the fiscal year ending March 31, 2009. These financial expectations include the impact of share-based compensation expense. Certain statements set forth below constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For information with respect to factors that could cause Alkermes’ actual results to differ materially from its expectations, please see the risk factors provided at the end of this press release and in Alkermes’ Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities & Exchange Commission.
Alkermes today maintained its financial expectations for net income for fiscal 2009. The company updated its financial expectations for certain operating expenses and net collaborative profit due to a change in expectation for end-market VIVITROL sales.
•	Manufacturing Revenues: The company expects manufacturing revenues to remain in the range of $116 to $129 million. The company expects manufacturing revenues related to RISPERDAL CONSTA to remain in the range of $109 to $118 million and expects manufacturing revenues related to VIVITROL to remain in the range of $7 to $11 million.

•	Royalty Revenues: The company expects royalty revenues from RISPERDAL CONSTA to remain in the range of $34 to $36 million.

•	R&D Revenues: The company expects R&D revenues to remain in the range of $45 to $50 million.

•	Net Collaborative Profit: The company is adjusting its expectation for net collaborative profit to a range of $5 to $10 million, revised from an expectation of $10 to $15 million. The company is adjusting its expectation of end-market gross sales by Cephalon to a range of $19 to $24 million, revised from an expectation of $25 to $35 million.

•	Total Revenues: The company is adjusting its expectation for total revenues for fiscal 2009 to a range of $200 to $225 million, revised from an expectation of $205 to $230 million.

•	Cost of Goods Manufactured: The company expects cost of goods manufactured to remain in the range of $40 to $50 million.

•	R&D Expenses: The company is adjusting its expectation for R&D expenses to a range of $92 to $97 million, revised from an expectation of $95 to $100 million.

•	SG&A Expenses: The company is adjusting its expectation for SG&A expenses to a range of $48 to $53 million, revised from an expectation of $50 to $55 million.

•	Operating Income: The company expects operating income to remain in the range of $20 to $25 million.

•	Net Interest Income/Expense: The company expects net interest income/expense to remain unchanged at $0.

•	Income Taxes: The company expects income taxes of $1 million.

•	GAAP Net Income: The company expects GAAP net income to remain in the range of $19 to $24 million, or a basic earnings per share in the range of $0.20 to $0.25. These per share calculations are based on the current share count of 95 million shares outstanding.

•	Cash Flow from Operations: The company expects cash flow from operations to remain in the range of $50 to $55 million.

•	SFAS 123R: The company expects share-based compensation expense to remain in the range of $15 to $20 million.
Conference Call
Alkermes will host a conference call at 4:30 p.m. EST on Thursday, November 6, 2008 to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing 1-866-256-9239 for domestic callers and 1-703-639-1213 for international callers. The conference call ID number is 1298438. In addition, a replay of the conference call will be available from 7:30 p.m. EST on Thursday, November 6, 2008 through 5:00 p.m. EST on Thursday, November 13, 2008, and may be accessed by visiting Alkermes’ website or by dialing

1-888-266-2081 for domestic callers and 1-703-925-2533 for international callers. The replay access code is 1298438. Alkermes is also providing a podcast MP3 file available for download on the Alkermes website, which will be available shortly following the conference call and will be available until Thursday, November 13, 2008.
About Alkermes
Alkermes, Inc., a biotechnology company committed to developing innovative medicines to improve patients’ lives, manufactures RISPERDAL® CONSTA® for schizophrenia and developed and manufactures VIVITROL® for alcohol dependence. Alkermes’ robust pipeline includes extended-release injectable, pulmonary and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Cambridge, Massachusetts, Alkermes has research and manufacturing facilities in Massachusetts and Ohio.
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements concerning future business and operating results and profitability; the therapeutic value of the company’s product candidates to patients; and the successful continuation of development activities for proprietary and partnered programs. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. These risks and uncertainties include, among others: actions or decisions by the company’s partners with regard to development and regulatory strategy, timing and funding of the company’s proprietary and partnered product candidates, which are out of the company’s control, and the outcome of clinical and preclinical work the company is pursuing, both on its own and with partners; decisions by the FDA or foreign regulatory authorities regarding the company’s product candidates; potential changes in cost, scope and duration of clinical trials; and the occurrence of unintended side effects, adverse reactions or incidents of misuse related to the company’s products and product candidates that could cause the FDA or other foreign regulatory authorities to require post approval studies, new labeling, or removal of such products from the market. For further information with respect to factors that could cause the company’s actual results to differ materially from expectations, reference is made to the reports the company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the company disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.
(tables follow)
VIVITROL® is a registered trademark of Cephalon, Inc.; RISPERDAL® CONSTA® is a registered trademark of Janssen-Cilag group of companies.

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Income	September 30,	September 30,
(In thousands, except per share data)	2008	2007

Revenues:
Manufacturing revenues	$33,039	$24,137
Royalty revenues	8,439	7,348
Research and development revenue under collaborative arrangements	5,252	21,206
Net collaborative profit	581	5,909

Total Revenues	47,311	58,600

Expenses:
Cost of goods manufactured	12,071	9,218
Research and development	19,710	28,317
Selling, general and administrative	11,679	14,487

Total Expenses	43,460	52,022

Operating Income	3,851	6,578

Other (Expense) Income :
Interest income	2,693	4,246
Interest expense	(4,243)	(4,077)
Other (expense) income, net	(666)	1,151

Total Other (Expense) Income	(2,216)	1,320

Income before Income Taxes	1,635	7,898

Income tax (benefit) provision	(63)	200

Net Income	$1,698	$7,698

Earnings per Common Share:
Basic	$0.02	$0.08

Diluted	$0.02	$0.07

Weighted Average Number of Common Shares Outstanding (GAAP and Pro Forma):
Basic	95,637	101,595

Diluted	97,356	104,315

Pro Forma Reconciliation:
Net Income — GAAP	$1,698	$7,698
Share-based compensation expense	3,814	4,548
Net increase in the fair value of warrants	—	(1,230)

Net Income — Pro Forma	$5,512	$11,016

Pro Forma Earnings per Common Share:
Basic	$0.06	$0.11

Diluted	$0.06	$0.11

Condensed Consolidated Balance Sheets	September 30,	March 31,
(In thousands)	2008	2008

Cash, cash equivalents and total investments	$425,833	$460,361
Receivables	36,047	47,249
Prepaid expenses and other current assets	15,354	5,720
Inventory	15,721	18,884
Property, plant and equipment, net	108,807	112,539
Other assets	3,256	11,558

Total Assets	$605,018	$656,311

Unearned milestone revenue — current portion	$5,728	$5,927
Non-recourse RISPERDAL CONSTA secured 7% notes — current portion	15,835	—
Other current liabilities	23,921	36,093
Non-recourse RISPERDAL CONSTA secured 7% notes — long-term portion	76,054	160,324
Unearned milestone revenue — long-term portion	108,890	111,730
Deferred revenue — long-term portion	28,397	27,837
Other long-term liabilities	7,228	9,086
Total shareholders’ equity	338,965	305,314

Total Liabilities and Shareholders’ Equity	$605,018	$656,311

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s Annual Report on Form 10-K for the year ended March 31, 2008, and the company’s report on Form 10-Q for the three months ended September 30, 2008, which the company intends to file in November 2008.

VIVITROL® Selected Financial Information

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
(Unaudited, in thousands)	2008	2007
VIVITROL Income Statement
Alkermes’ expenses	$3,780	$4,597
Cephalon’s net losses	5,428	13,473

VIVITROL net losses	$9,208	$18,070

Flow of funds
Cephalon paid Alkermes: Alkermes’ expenses in excess of the net loss cap through December 31, 2007	$—	$4,597
Alkermes paid Cephalon: Cephalon’s net losses in excess of its share of net product losses after December 31, 2007	(731)	—

Net flow of funds (to)/from Cephalon (3)	($731)	$4,597

Net Collaborative Profit
Milestone revenue recognized to offset collaboration expenses and Alkermes’ non-shared expenses up to the net loss cap (1)	$—	$—
Milestone revenue recognized with respect to the license (2)	1,312	1,312
Net flow of funds (to)/from Cephalon (3)	(731)	4,597

Net collaborative profit	$581	$5,909

Notes

(1)	Expenses incurred on behalf of the collaboration by Alkermes, Inc. (“Alkermes”) and net losses incurred on behalf of the collaboration by Cephalon, Inc. (“Cephalon”) contribute to the cumulative net product losses incurred on VIVITROL. Alkermes was responsible for the first $124.6 million of these cumulative net product losses (the “net loss cap”). Alkermes recognized milestone revenue to offset the net product losses incurred up to the net loss cap. The collaboration reached the net loss cap in April 2007, at which point the recognition of milestone revenue related to this accounting unit stopped. In addition, in prior periods, Alkermes recognized $19.9 million of milestone revenue to offset expenses it incurred for which it was solely responsible, related to the successful FDA approval of VIVITROL and the successful completion of the first VIVITROL manufacturing line. These $19.9 million of expenses did not contribute to the cumulative net product losses.

(2)	Milestone revenue related to the license commenced upon approval of VIVITROL, by the FDA, on April 13, 2006 and is being recognized on a straight line basis over 10 years, at the rate of approximately $1.3 million per quarter.

(3)	Alkermes was responsible for net losses up to the net loss cap and reimbursed Cephalon for their net losses during this period. Once the net loss cap was reached in April 2007, Cephalon reimbursed Alkermes for its VIVITROL expenses through December 31, 2007. Effective January 1, 2008, the two companies share any net profits or losses on the product.

Through September 30, 2008, Alkermes has recognized $160.0 million of milestone revenue out of the $274.6 million received from Cephalon. In addition to (1) and (2) above, this recognition includes $2.5 million of milestone revenue related to a 10% mark-up on manufacturing revenue, which is reported by Alkermes within manufacturing revenues in the condensed consolidated statements of income.